Exhibit 23.4

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 14, 2025, relating to the consolidated financial statements of Desert Environmental LLC and Subsidiaries as of and for the years ended December 31, 2024 and 2023, which is included in Registration Statement No. 333-289823 on Form S-1, as amended, of WaterBridge Infrastructure LLC.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

September 18, 2025